                                                                     EXHIBIT 5.1


May 13, 1998



Glenborough Realty Trust Incorporated
400 South El Camino Real, Suite 1100
San Mateo, CA  94402-1708

Ladies and Gentlemen:

         We are acting as counsel to Glenborough Realty Trust Incorporated, a Maryland corporation (the "Company"), in connection with the offer and sale from time to time by the holders of up to 33,198 shares (the "Shares") of Common Stock of the Company, par value $.001 per share (the "Common Stock") previously issued by the Company in connection with the acquisition of a real estate portfolio. The Shares are the subject of a Registration Statement (the "Registration Statement") filed by the Company on Form S-3 under the Securities Act of 1933, as amended (the "Act").

         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization and issuance of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

Glenborough Realty Trust Incorporated
May 13, 1998
Page 2

         Based upon and subject to the foregoing, it is our opinion that the Shares being offered for resale by the Selling Stockholders pursuant to the Registration Statement will, when sold thereunder, be legally issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the heading "Legal Matters" in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

                                                     Very truly yours,



                                                     /s/ Morrison & Foerster LLP